EXHIBIT 99.2

OILSANDS QUEST INC.
YEAR ENDED APRIL 30, 2009

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Oilsands Quest Inc.:

We have audited the accompanying consolidated balance sheets of Oilsands Quest Inc. and subsidiaries (a development stage company) as of April 30, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, comprehensive loss, and cash flows for each of the years in the two-year period ended April 30, 2009 and for the period from inception on April 3, 1998 to April 30, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The cumulative statements of operations, stockholders’ equity, comprehensive loss and cash flows for the period from inception on April 3, 1998 to April 30, 2009 include amounts for the period from inception on April 3, 1998 to April 30, 2007, which were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the period from inception on April 3, 1998 to April 30, 2007 is based solely on the report of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oilsands Quest Inc. and subsidiaries (a development stage company) as of April 30, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the two-year period ended April 30, 2009 and for the period from inception on April 3, 1998 to April 30, 2009, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of April 30, 2009, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated July 29, 2009 expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting.

As discussed in note 2(a) to the consolidated financial statements, effective May 1, 2009, Oilsands Quest Inc. and subsidiaries retrospectively adopted the presentation and disclosure requirements of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51, for all periods presented.

(signed) KPMG LLP

Calgary, Alberta
July 29, 2009, except as to notes 2(a), 2(b) and 16(c),
which are as of September 10, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Oilsands Quest Inc.:

We have audited Oilsands Quest Inc.’s (the “Company”) (a development stage company)  internal control over financial reporting as of April 30, 2009, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting under Item 9A of the April 30, 2009 Annual Report of Form 10-K. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. A material weakness related to the Company not maintaining effective processes and controls over the accounting for and reporting of complex and non-routine transactions has been identified and included in management’s assessment. We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the April 30, 2009 financial statements of the Company. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the April 30, 2009 consolidated financial statements, and this report does not affect our report dated July 29, 2009 (except as to notes 2(a), 2(b) and 16(c), which are as of September 10, 2009), which expressed an unqualified opinion on those consolidated financial statements.

In our opinion, because of the effect of the aforementioned material weakness on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of April 30, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

(signed) KPMG LLP

Calgary, Canada
July 29, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE STOCKHOLDERS AND DIRECTORS OF OILSANDS QUEST INC.
(A Development Stage Company)

We have audited the accompanying consolidated statements of operations, comprehensive loss and cash flows of Oilsands Quest Inc. (a development stage company) for the year ended April 30, 2007 and the consolidated statements of stockholders’ equity for the period from inception on April 3, 1998 to April 30, 2007.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the results of operations and cash flows of Oilsands Quest Inc. (a development stage company) for the year ended April 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 2(a) to the consolidated financial statements, effective May 1, 2009, the Company retrospectively adopted the presentation and disclosure requirements of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51, for all periods presented.

/s/Pannell Kerr Forster

(Registered with PCAOB as “Smythe Ratcliffe”)

Chartered Accountants

Vancouver, Canada
July 29, 2009, except for Note 2(a) which is as of September 10, 2009

OILSANDS QUEST INC.
(A Development Stage Company)
Consolidated Balance Sheets
(As Revised (Note 2(a)))

	April 30, 2009	April 30, 2008

ASSETS
Current Assets:
Cash and cash equivalents	$6,986,099	$26,498,038
Accounts receivable	3,616,793	3,363,642
Short-term investments	25,208,748	19,811,788
Prepaid expenses	337,099	562,593
Available for sale equity securities	60,307	390,733
Total Current Assets	36,209,046	50,626,794

Property and Equipment (note 4)	398,975,468	459,492,571
Total Assets	$435,184,514	$510,119,365

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable (notes 14 and 15)	$3,463,642	$7,311,991
Accrued liabilities	5,603,779	9,088,517
Flow-through share premium liability (note 10 (d))	749,287	-
Total Current Liabilities	9,816,708	16,400,508

Deferred Taxes	65,651,035	93,952,338
Asset Retirement Obligation (note 5)	2,621,439	-
Stockholders’ Equity
Preferred stock, par value of $0.001 each, 10,000,000 shares authorized, 1 Series B Preferred share outstanding (note 3 (a) and 9)	1	1
Common stock, par value of $0.001 each, 750,000,000 shares authorized and 241,559,549 and 213,861,958 shares outstanding at April 30, 2009 and 2008 respectively (notes 10, 11 and 12)	241,559	213,862
Additional Paid-in Capital	711,774,364	602,754,989
Deficit Accumulated During Development Stage	(328,899,880)	(239,934,700)
Accumulated Other Comprehensive (Loss) Income	(26,020,712)	36,732,367
Total Stockholders’ Equity	357,095,332	399,766,519
Total Liabilities and Stockholders’ Equity	$435,184,514	$510,119,365

Commitments and Contingencies (note 15)

Subsequent events (note 16)

See Notes to Consolidated Financial Statements

OILSANDS QUEST INC.
(A Development Stage Company)
Consolidated Statements of Operations
(As Revised (Note 2(a)))

	For the Years Ended April 30,			From Inception on April 3, 1998 through to
	2009	2008	2007	April 30, 2009
Expenses
Exploration	$71,987,066	$96,419,694	$26,877,906	$206,257,009
General and administrative
Corporate	12,567,980	11,269,873	10,576,994	41,843,280
Stock-based compensation (notes 10 and 11)	17,311,893	19,247,333	54,510,209	139,426,592
Foreign exchange gain or loss	4,779,535	(440,636)	74,803	4,539,922
Depreciation and accretion	1,563,927	1,072,565	367,827	3,004,319
	108,210,401	127,568,829	92,407,739	395,071,122
Other Items
Interest income	(1,089,483)	(2,468,694)	(1,530,720)	(6,298,670)
Net loss before income tax	107,120,918	125,100,135	90,877,019	388,772,452
Deferred income tax (benefit) expense (note 6)	(18,155,738)	(34,068,819)	107,580	(52,178,318)
Net loss	88,965,180	91,031,316	90,984,599	336,594,134
Net loss attributable to noncontrolling interest (note 7)	-	-	(4,722,083)	(7,694,254)
Net loss attributable to common stockholders	$88,965,180	$91,031,316	$86,262,516	$328,899,880

Net loss attributable to common stockholders per share – Basic and Diluted	$(0.34)	$(0.40)	$(0.50)
Weighted average number of common stock outstanding (note 10)	261,510,084	227,054,265	173,197,834

See Notes to Consolidated Financial Statements

OILSANDS QUEST INC.
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity
(As Revised (Note 2(a)))

	Common Stock		Preferred Stock		Additional Paid in	Accumulated Other Comprehensive Income	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	(Loss)	Stage	Equity

Balance, April 30, 2008	213,861,958	$213,862	1	$1	$602,754,989	$36,732,367	$(239,934,700)	$399,766,519
Common stock issued for:
Cash	23,784,917	23,785	-	-	91,215,543	-	-	91,239,328
Property (note 4 d))	640,000	640	-	-	3,717,760	-	-	3,718,400
Premium on flow-through shares	-	-	-	-	(1,802,753)	-	-	(1,802,753)
Stock option exercises	35,000	35	-	-	165,115	-	-	165,150
Exchange of OQI Sask Exchangeable shares	3,237,674	3,237	-	-	(3,237)	-	-	-
Stock-based compensation cost	-	-		-	17,311,892	-	-	17,311,892
Share issue costs	-	-	-	-	(3,107,870)	-	-	(3,107,870)
Proceeds from exercise of OQI Sask options	-	-	-	-	1,522,925	-	-	1,522,925
Other comprehensive income				-
Transfer of unrealized loss on available-for-sale securities	-	-	-	-	-	167,631	-	167,631
Foreign exchange loss on translation	-	-	-	-	-	(62,920,710)	-	(62,920,710)
Net loss	-	-	-	-	-	-	(88,965,180)	(88,965,180)
Balance April 30, 2009	241,559,549	$241,559	1	$1	$711,774,364	$(26,020,712)	$(328,899,880)	$357,095,332

See Notes to Consolidated Financial Statements

OILSANDS QUEST INC.
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity
(As Revised (Note2(a)))

	Common Stock		Preferred Stock		Additional Paid in	Accumulated Other Comprehensive Income	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	(Loss)	Stage	Equity

Balance, April 30, 2007	164,624,278	$164,624	1	$1	$440,527,975	$3,365,649	$(148,903,384)	$295,154,865
Common stock issued for:
Cash	41,626,431	41,626	-	-	149,555,186	-	-	149,596,812
Premium on flow-through shares	-	-	-	-	(4,379,276)	-	-	(4,379,276)
Property (note 4a) and (d))	750,000	750	-	-	3,291,752	-	-	3,292,502
Stock-based compensation	44,000	44	-	-	116,387	-	-	116,431
Exchange of OQI Sask Exchangeable shares	6,817,249	6,818	-	-	(6,818)	-	-	-
Stock-based compensation cost	-	-		-	19,130,902	-	-	19,130,902
Share issue costs	-	-	-	-	(7,078,945)	-	-	(7,078,945)
Proceeds from exercise of OQI Sask options and warrants	-	-	-	-	1,597,826	-	-	1,597,826
Other comprehensive income				-
Unrealized loss on available for sale securities	-	-	-	-	-	(141,970)	-	(141,970)
Foreign exchange gain on translation	-	-	-	-	-	33,508,688	-	33,508,688
Net loss	-	-	-	-	-	-	(91,031,316)	(91,031,316)
Balance April 30, 2008	213,861,958	$213,862	1	$1	$602,754,989	$36,732,367	$(239,934,700)	$399,766,519

See Notes to Consolidated Financial Statements

OILSANDS QUEST INC.
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity
(As Revised (Note 2(a)))

	Common Stock		Preferred Stock		Additional	Accumulated Other Comprehensive	Deficit Accumulated During the		Total
	Shares	Par Value	Shares	Par Value	Paid in Capital	Income (Loss)	Development Stage	Noncontrolling Interest	Stockholders' Equity

Balance, April 30, 2006	115,046,408	$115,046	-	$-	$79,806,951	$256,085	$(62,640,868)	$4,735,601	$22,272,815
Common stock issued for:
Cash	15,603,175	15,603	-	-	68,306,693	-	-	-	68,322,296
Premium on flow-through shares	-	-	-	-	(2,535,187)	-	-		(2,535,187)
Settlement of debt	3,523,727	3,524	-	-	18,689,096	-	-	-	18,692,620
Cashless exercise of warrants	2,213,953	2,214	-	-	(2,214)	-	-		-
Preferred shares issued:								-
On reorganization (note 9)	-	-	1	1	223,579,501	-	-	-	223,579,502
Exchange of OQI Sask Exchangeable shares	28,237,015	28,237	-	-	(28,237)	-	-	-	-
Stock based compensation cost	-	-		-	54,510,209	-	-		54,510,209
Share issue costs	-	-	-	-	(2,854,422)	-	-		(2,854,422)
Proceeds from exercise of OQI Sask options and warrants	-	-	-	-	1,055,585	-	-	-	1,055,585
Noncontrolling interest:
Shares issued to noncontrolling interest	-	-	-	-	-	-	-	10,518	10,518
Net loss attributable to noncontrolling interest	-	-	-	-	-	-	-	(4,722,083)	(4,722,083)
Increase in interest arising from share issuance by OQI Sask	-	-	-	-	-	-	-	16,727,974	16,727,974
Shares purchased from noncontrolling interest	-	-	-	-	-	-	-	(16,752,010)	(16,752,010)
Other comprehensive income
Unrealized loss on available for sale securities	-	-	-	-	-	(25,661)	-	-	(25,661)
Foreign exchange gain on translation	-	-	-	-	-	3,135,225	-	-	3,135,225
Net loss	-	-	-	-	-	-	(86,262,516)	-	(86,262,516)
Balance April 30, 2007	164,624,278	$164,624	1	$1	$440,527,975	$3,365,649	$(148,903,384)	$-	$295,154,865

See Notes to Consolidated Financial Statements

OILSANDS QUEST INC.
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity
(As Revised (Note 2(a)))

	Common Stock		Preferred Stock		Additional	Accumulated Other	Deficit Accumulated During the		Total
	Shares	Par Value	Shares	Par Value	Paid in Capital	Comprehensive Income	Development Stage	Noncontrolling Interest	Stockholders' Equity

Common stock issued at inception on April 3, 1998 for assets	$6,000,000	$6,000	-	$-	$91,834	-	$-	$-	$97,834

Common stock issued for:
Subscription	77,500	78	-	-	36,093	-	-	-	36,171
Property	17,406,604	17,406	-	-	5,804,233	-	-	-	5,821,639
Cash	33,651,024	33,651	-	-	30,936,382	-	-	-	30,970,033
Cashless exercise of warrants and options	10,971,013	10,971	-	-	(10,971	-	-	-	-
Services	17,973,611	17,974	-	-	10,835,702	-	-	-	10,853,676
Settlement of debt	28,966,656	28,966	-	-	9,604,694	-	-	-	9,633,660
Share issue costs	-	-	-	-	(40,586)	-	-	-	(40,586)
Stock-based compensation cost	-	-	-	-	1,626,121	-	-	-	1,626,121
Beneficial conversion feature of Convertible debentures and warrants	-	-	-	-	20,923,449	-	-	-	20,923,449
Noncontrolling interest:
Shares issued to noncontrolling interest	-	-		-	-	-	-	3,000	3,000
Net loss attributable to noncontrolling interest	-	-		-	-	-	-	(2,972,171)	(2,972,171)
Increase in interest arising from share issuance by OQI Sask	-	-	-	-	-	-	-	7,704,772	7,704,772
Foreign exchange loss on translation	-	-	-	-	-	256,085	-	-	256,085
Net loss	-	-	-	-	-	-	(62,640,868)	-	(62,640,868)
Balance April 30, 2006	115,046,408	$115,046	-	$-	$79,806,951	$256,085	$(62,640,868	$4,735,601	$22,272,815

See Notes to Consolidated Financial Statement

OILSANDS QUEST INC.
(A Development Stage Company)
Consolidated Statements of Comprehensive Loss
(As Revised (Note 2(a)))

	Year Ended April 30,			From Inception on April 3, 1998
	2009	2008	2007	through to April 30, 2009

Net loss	$88,965,180	$91,031,316	$90,984,599	$336,594,134
Unrealized loss on available for sale securities	-	141,970	25,661	167,631
Transfer of unrealized loss on available for sale securities to net loss	(167,631)	-	-	(167,631)
Exchange (gain) loss on translation	62,920,710	(33,508,688)	(3,135,225)	26,020,712
Comprehensive loss	151,718,259	57,664,598	87,875,035	362,614,846
Comprehensive loss attributable to noncontrolling interest	-	-	(4,722,083)	(7,694,254)
Comprehensive loss attributable to common stockholders	$151,718,259	$57,664,598	$83,152,952	$354,920,592

See Notes to Consolidated Financial Statements

OILSANDS QUEST INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(As Revised (Note 2(a)))

	Years Ended April 30,			From Inception on April 3, 1998
	2009	2008	2007	through to April 30, 2009

Operating Activities
Net loss	$(88,965,180)	$(91,031,316)	$(90,984,599)	$(336,594,134)
Non-cash adjustments to net loss
Stock-based compensation	17,311,893	19,130,902	54,510,209	92,579,125
Deferred income tax benefit	(18,265,806)	(34,267,640)	107,368	(51,367,213)
Depreciation and accretion	1,563,927	1,072,565	367,827	3,004,319
Operating expenses paid with shares	-	116,431	-	11,070,439
Asset retirement obligation expensed	1,067,715	-	-	1,067,715
Non-cash financing expense	-	-	-	36,472,143
Gain on extinguishment of certain liabilities	-	-	-	(936,469)
Impairment of unproved property	-	-	-	856,359
Realized loss on available for sale securities	498,058	-	-	624,278
Changes in Non-Cash Working Capital
Accounts receivable and prepaid expenses	(606,402)	(2,340,545)	278,371	(3,344,340)
Accounts payable	(4,806,026)	10,915,217	3,774,527	13,354,394

Cash Used in Operating Activities	(92,201,821)	(96,404,386)	(31,946,297)	(233,213,384)
Investing Activities
Property and equipment expenditures	(7,418,373)	(14,621,108)	(44,077,556)	(79,413,605)
Short-term investment (note 2(e))	(5,396,960)	(17,811,788)	4,000,000	(25,208,748)
Other investments	116,824	(248,073)	-	(548,048)
Changes in Non-Cash Working Capital
Accounts payable	52,825	-	-	52,825
Cash Used in Investing Activities	(12,645,684)	(32,680,969)	(40,077,556)	(105,117,576)

Financing Activities
Issuance of shares for cash	88,296,608	142,517,869	65,467,874	327,561,408
Bank loan		(21,207,500)	21,207,500	-
Shares issued on exercise of subsidiary options and warrants	1,522,925	1,597,826	-	4,176,336
Shares issued by subsidiary to noncontrolling interest (note 3(a))	-	-	1,011,479	7,663,666
Convertible debentures		-	-	8,384,496
Cash Provided by Financing Activities	89,819,533	122,908,195	87,686,853	347,785,906

Inflow of Cash	(15,027,972)	(6,177,160)	15,663,000	9,454,946
Effects of exchange rate changes on cash	(4,483,967)	281,327	603,556	(2,468,847)
Cash and cash equivalents, Beginning of Period	26,498,038	32,393,871	16,127,315	-
Cash and cash equivalents, End of Period	$6,986,099	$26,498,038	$32,393,871	$6,986,099
Non-Cash Financing Activities
Common stock issued for properties	$3,718,400	$3,292,500	$-	$10,848,342
Warrants issued for properties	$-	$-	$-	$1,763,929
Common stock issued for services	$-	$116,431	$-	$10,504,594
Common stock issued for debt settlement	$-	$-	$18,692,620	$28,401,029

See Notes to Consolidated Financial Statements

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

1.	DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

On October 31, 2006, CanWest Petroleum Corporation changed its name to Oilsands Quest Inc. (“OQI”).  At the same time the name of the Company’s main operating subsidiary was changed from Oilsands Quest Inc. to Oilsands Quest Sask Inc. (“OQI Sask”).

Oilsands Quest Inc. (“OQI”) together with its subsidiaries, (collectively the “Company”) is in the development stage and follows the guidance for a development stage company as defined in Statement No. 7 of the Financial Accounting Standards Board. The principal business activity is the acquisition, exploration and development of natural resource properties in Canada.

To date, the Company has not earned revenue from any of its natural resource properties, and none of its estimated resources have been classified as proved reserves. The Company expects that significant additional exploration and development activities will be necessary to establish proved reserves, and to develop the infrastructure necessary to facilitate production, if any, from the estimated resources.

As at April 30, 2009, the Company has working capital of $26 million. On May 12, 2009, the Company raised an additional $29.8 million by issuing 35,075,000 units at a price of $0.85 per unit. The Company believes that it has sufficient funds to maintain its interests in the existing properties, to complete the announced testing activities at its Axe Lake Property, and to maintain other core activities through April 2010. The Company monitors its expenditure budgets and adjusts its expenditure plans to conform to available funding. However, additional funding will be required to complete the exploration or development activities, or for changes in the nature or cost of the activities currently planned.

The Company plans to fund future exploration and development activities by way of financings such as a public offering or private placement of debt or equity securities. Current conditions in the global and financial markets have currently limited the availability of these resources. The Company’s development strategy also includes entering into partnerships with 3rd parties on a joint venture basis. However, the Company cannot provide any assurance that debt or equity financing or joint venture partner arrangements will be available on acceptable terms, if at all, to meet future requirements.

These financial statements have been prepared on a going concern basis in accordance with generally accepted accounting principles. The going concern basis assumes that the Company will continue its operations for the foreseeable future and realize its assets and discharge its liabilities in the normal course of business. The Company has no revenues and no near term prospects for revenue, and its operating results, profitability and any future growth are dependent on management’s ability to successfully implement the business plans, including accessing future funding.  If the Company is not able to develop its natural resource properties to a commercial stage, or if the going concern is otherwise not appropriate in future periods, adjustments to the amounts recorded for, and classification of, assets and liabilities may be necessary.

2.	BASIS OF PRESENTATION

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and reflect all adjustments (all of which are normal and recurring in nature) that, in the opinion of management, are necessary for fair presentation of the annual financial information. Certain comparative figures have been reclassified to conform to current financial statement presentation.  The significant accounting policies used in these consolidated financial statements are as follows:

a)	Retrospective Application of SFAS No. 160

Effective May 1, 2009, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 160, which amends ARB No. 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in a consolidated entity that should be reported as equity in the consolidated financial statements. This statement also changes the way the consolidated statements of income (loss) and comprehensive income (loss) are presented by requiring consolidated net income (loss) and comprehensive income (loss) to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. In addition, SFAS No. 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation. SFAS No. 160 required retrospective adoption of the presentation and disclosure requirements for noncontrolling interests for the period from inception on April 3, 1998 through April 30, 2009. All other requirements of SFAS No. 160 have been applied prospectively. Upon the reorganization on August 14, 2006, the Company had acquired the remaining noncontrolling interest in OQI Sask, accordingly, no adjustment was required to reclassify noncontrolling interest to be reported within equity in the consolidated balance sheet as of April 30, 2009 and 2008.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

b)
Subsequent to the issuance of the consolidated financial statements for the year ended April 30, 2009, the Company determined that an immaterial error occurred in its previously issued consolidated financial statements for the year ended April 30, 2009. The immaterial error related to an overstated accrual on a short-term discretionary incentive plan for employees of the Company for the year ended April 30, 2009. The Company concluded that the adjustment was not material to the financial statements for the year ended April 30, 2009 and has reflected the adjustment as an immaterial correction as of and for the year ended April 30, 2009. The Company determined that the cumulative impact of the immaterial error was a decrease to corporate general and administrative expense, net loss and comprehensive loss of $1.5 million (net of tax of zero) for the three months and the year ended April 30, 2009 and for the period from inception on April 8, 1998 to April 30, 2009 and recorded corresponding decreases to accrued liabilities and deficit accumulated during the development stage at April 30, 2009. Basic and diluted net loss attributable to common stockholders decreased by $0.01 per share for the three months and the year ended April 30, 2009.  The immaterial correction had no effect on cash or liquidity for any period.

c)	Principles of consolidation

These consolidated financial statements include the accounts of OQI and all of its wholly-owned Canadian subsidiaries (directly and indirectly) including Oilsands Quest Sask Inc. (“OQI Sask”) (notes 3(a) and 4(a)), Township Petroleum Corporation (“Township”), Western Petrochemicals Corporation, 1291329 Alberta Limited, Oilsands Quest Technology Inc. and Stripper Energy Services, Inc. (“Stripper”).

All inter-company transactions and balances have been eliminated.

d)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Significant items subject to such estimates include the carrying value of unproved properties, income taxes, stock-based compensation and asset retirement obligations. Actual results could differ from those estimates. Changes in estimates are recorded when known.

e)	Foreign currency translation

The U.S. dollar is the functional currency for OQI (the parent company).  The Canadian dollar (CDN) is the functional currency for OQI’s Canadian subsidiaries.  The assets and liabilities of OQI’s Canadian subsidiaries are translated into U.S. dollars based on the current exchange rate in effect at the balance sheet dates.  Canadian income and expenses are translated at weighted average rates for the periods in which those elements are recognized.  Translation adjustments have no effect on net income and are included in accumulated other comprehensive income (loss) in stockholders’ equity.  Gains and losses arising from transactions denominated in currencies other than the functional currency are included in the results of operations of the period in which they occur.  Deferred taxes are not provided on translation gains and losses where OQI expects undistributed earnings of a foreign operation to be indefinitely reinvested.

f)	Cash and cash equivalents

Cash and cash equivalents include cash and term deposits that carry terms less than three months at the date of investment. As at April 30, 2009, cash and cash equivalents was comprised of $3.1 million (2008 - $9.4 million) in cash and $3.9 million ( 2008 - $17.1 million) in term deposits (2008 - $9.4 million in cash and $17.1 million in term deposits).

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

g)	Short-term investments

Short-term investments consist of Guaranteed Investment Certificates with a term to maturity of greater than three months at the date of investment.  These investments are at fair value.

h)	Property and equipment

Property represents the capitalized costs of acquisition of natural resource properties, principally the rights to explore for in-situ oil sands deposits in the provinces of Alberta and Saskatchewan, Canada and oil shale deposits in the province of Saskatchewan, Canada.

The Company follows the successful efforts method of accounting for its in-situ oil sands and oil shale exploration activities. Under the successful efforts method, acquisition costs of proved and unproved properties are capitalized. Costs of unproved properties are transferred to proved properties when proved reserves are confirmed. Exploration costs, including geological and geophysical costs, are expensed as incurred. Exploratory drilling costs are initially capitalized. If it is determined that a specific well does not contain proved reserves, the related capitalized exploratory drilling costs are charged to expense. To date all exploration costs have been expensed.

Development costs, which include the costs of wellhead equipment, development drilling costs and handling facilities, applicable geological and geophysical costs and the costs of acquiring or constructing support facilities and equipment, are capitalized. Costs incurred to operate and maintain wells and equipment and to lift oil and gas to the surface will be expensed as operating expenses.

If and when the Company achieves production, acquisition costs of proved properties will be depleted using the unit-of-production method based on proved reserves. Capitalized exploratory drilling and development costs will be depleted on the basis of proved developed reserves by area. Support facilities and equipment will be depreciated on a straight-line basis over their useful lives.

In prior periods while the Company was assessing the nature of the assets and the expected recovery methods, it followed a policy of capitalizing all of its acquisition costs, and charged to operations the exploration costs. During the year ended April 30, 2008 the Company determined that the successful efforts method of accounting is the most appropriate in these circumstances. The method of accounting in the previous periods is consistent with successful efforts method of accounting as all exploration costs to date have been charged to operations.

Significant undeveloped properties are assessed periodically for impairment individually, based on the Company’s current exploration plans and quantifiable evidence of the market value of similar land or geological resources. If impairment is indicated, a valuation allowance is provided.

The Company has not yet converted any of its exploration permits or licenses in Saskatchewan and Alberta to development leases. In the event that the Company does not meet the regulated requirement or development conditions to convert its permits to leases or obtain an extension of such development requirements, its right to explore for bitumen or oil shale, as applicable, may be lost resulting in an impairment being recorded.  The Company is satisfied that it has good and proper right, title and interest in and to the permits and licenses.

Equipment is recorded at cost less accumulated depreciation and include corporate assets, camp facilities and field equipment. Depreciation of these assets is provided using the straight-line method based on estimated useful lives ranging from two to five years.

i)	Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the book basis and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. If future utilization of deferred tax assets is uncertain, the Company may record a valuation allowance against certain deferred tax assets.

Effective May 1, 2007, the Company adopted the Financial Accounting Standards Board’s (FASB) Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes.” FIN 48 is an interpretation of FASB Statement 109, “Accounting for Income Taxes,” and prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements uncertain tax positions that the Company has taken or expects to take in its income tax returns. FIN 48 requires the recognition of uncertain tax positions only where the positions are determined to be more likely than not, defined as greater than 50%, to be sustained upon examination by the taxing authorities. No changes to reported tax balances were required on adoption of FIN 48.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

Significant management judgment is required in determining the Company’s provision for income taxes, deferred tax assets and liabilities and the valuation recorded against the Company’s net deferred tax assets, if any. In assessing the likelihood of realization of deferred tax assets, management considers estimates of the amount and character of future taxable income. Actual income taxes could vary from estimated amounts due to the future impacts of various items, including changes in income tax laws, the Company’s forecast financial condition and results of operations in future periods, as well as results of audits and examinations of filed tax returns by taxing authorities. Although management believes current estimates are reasonable, actual results could differ from these estimates.

j)	Stock-based compensation

The Company follows the requirements as set out in SFAS No. 123R “Share-Based Payment”. SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense in the Company’s financial statements over the requisite service period. The Company estimates the fair value of stock options using the Black-Scholes valuation model. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the expected price volatility of the Company’s common stock. The expected stock price volatility assumption was determined using historical volatility of the Company’s common stock. Share based payments take the form of stock options granted to employees and non-employees all of which are equity classified.

The Company adopted SFAS 123R effective May 1, 2006 using the Modified Prospective Method. This method requires that awards granted, modified, repurchased or cancelled in the quarter beginning after the adoption date use the fair value method to recognize stock-based compensation.

In applying the Modified Prospective Application method for the year ended April 30, 2007, the Company recorded unamortized stock-based compensation cost on unvested awards totalling the amount that would have been recognized had the fair-value method been applied since the effective date of SFAS No.123. Previous amounts have not been restated.

k)	Financial Instruments

(i)	Fair value

As of April 30, 2009 and 2008, the carrying values of cash, accounts receivable, short-term investments, available for sale securities, accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these financial instruments.

(ii)	Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

(iii)	Market risk

The Company is exposed to equity security market risk because of investments held and classified on the balance sheet as available for sale securities.

(iv)	Credit risk

The Company has no significant concentrations of credit risk.

(v)	Foreign currency exchange rate

The Company is exposed to foreign currency fluctuations to the extent that monetary assets and liabilities held or expenditures incurred by the Company and its subsidiaries are not denominated in their respective currencies.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

l)	Loss per share

Loss per share calculations are based on the weighted average number of shares (including Exchangeable Shares) outstanding during the period. Diluted loss per share has not been presented separately as the outstanding warrants and options are anti-dilutive for each of the periods presented.

m)	Asset retirement obligations

The Company recognizes asset retirement obligations in the period in which they are incurred if a reasonable estimate of fair value can be determined.  Fair value is determined using the present value of the estimated future cash outflows to abandon and reclaim the asset at the Company’s credit-adjusted risk-free interest rate. The initial measurement of an asset retirement obligation is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to property and equipment or exploration expense. The asset retirement cost is amortized on the same basis as the remaining property and equipment, while the liability is increased as an accretion expense until it is settled or sold. If the fair value of a recorded asset obligation changes, a revision is recorded to both the asset retirement obligation and the asset retirement cost.

n)	Environmental contingencies

The Company accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. Accruals for estimated losses from environmental remediation obligations are recognized no later than the time of the completion of the remediation feasibility study. These accruals are adjusted as additional information becomes available or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. At April 30, 2009 and 2008 there were no environmental obligations to be accrued.

o)	Recent accounting pronouncements

The following new accounting standards were adopted by the Company during the year ended April 30, 2009.

Effective May 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measures”. SFAS No. 157 does not require any new fair value measurements but establishes a framework for measuring fair value when required and expands required disclosures about fair value measurements. The adoption of SFAS No. 157 had no material impact on the Company’s financial statements.

However, the application of SFAS No. 157 to non-financial assets and non-financial liabilities (except for those that are recognized or disclosed in the financial statements at fair value at least annually) was deferred by one year from the effective date of SFAS No. 157 by FSP-FAS 157-2, “Effective Date of SFAS No. 157” (“FSP-FAS 157-2”). Therefore, the Company will adopt the provisions of SFAS 157 with respect to its non-financial assets and liabilities measured on a non-recurring basis on May 1, 2009.

Effective May 1, 2008, the Company adopted SFAS No. 159, which permits entities to elect to measure many financial instruments and certain other items at fair value. OQI does not currently have any financial assets or financial liabilities for which the provisions of SFAS No. 159 have been elected.  However, in the future the Company may elect to measure certain financial instruments at fair value in accordance with this standard.

The following new accounting standards have issued, but have not yet been adopted by the Company as of April 30, 2009.

In December 2007 the FASB issued SFAS No. 141R, which replaced SFAS No. 141, “Business Combinations”. SFAS No. 141R retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting be used for all business combinations and that an acquirer be identified for each business combination. This statement also establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling (minority) interests in an acquiree and any goodwill acquired in a business combination or gain recognized from a bargain purchase. For the Company, SFAS No. 141R must be applied prospectively to business combinations for which the acquisition date occurs on or after May 1, 2009. The impact to the Company of applying SFAS No. 141(R) for periods subsequent to implementation will be dependent upon the nature of any transactions within the scope of SFAS No. 141(R).

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

In March 2008 the FASB issued SFAS No. 161, which amends and expands the disclosure requirements for derivative instruments and hedging activities prescribed by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS No. 161 is effective for the Company’s fiscal years and interim periods beginning on May 1, 2009 and encourages, but does not require, comparative disclosure for earlier periods at initial adoption. The adoption of SFAS No. 161 is not expected to have a significant impact on the Company’s consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events.” SFAS No. 165 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The statement sets forth:

1.
The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.
3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

SFAS 165 is effective for the Company’s fiscal years and interim periods beginning on May 1, 2009. The adoption of SFAS No. 165 will not have any impact on the Company’s consolidated statements.

3.	ACQUISITIONS

As detailed below, OQI acquired certain businesses for cash, shares and liabilities assumed.  These acquisitions were accounted for as asset aquisitions and accordingly, results of operations have been included in the financial statements from their respective dates of acquisition.

a)	Reorganization of Oilsands Quest Sask Inc. and Acquisition of Noncontrolling Interest

On August 14, 2006, pursuant to the terms of a reorganization agreement, OQI acquired the noncontrolling interest (35.92%) in OQI Sask, going from a 64.08% ownership interest to a 100% voting interest (note 9(b)) (the “Reorganization”).

In connection with the Reorganization, OQI also entered into a Voting and Exchange Trust Agreement with OQI Sask and Computershare Trust Company of Canada (“CTC”), and a Support Agreement with OQI Sask.  Collectively, these agreements are referred to as the “Acquisition Agreements”. According to the Acquisition Agreements, all common shares of OQI Sask, other than those held by OQI, were exchanged for a new class of OQI Sask shares called Exchangeable Shares on the basis of 8.23 Exchangeable Shares for each one OQI Sask common share.  The Acquisition Agreements also allowed for all OQI Sask options and warrants providing the right to acquire common shares of OQI Sask to have Exchangeable Shares issued on the same basis when such OQI Sask options and warrants were exercised.  The Exchangeable Shares are exchangeable at any time on a one-for-one basis, at the option of the holder, for shares of OQI common stock.  OQI Sask can redeem the outstanding Exchangeable Shares on the same terms at any time after August 14, 2013 and only under certain limited circumstances prior to August 14, 2013 in accordance with the Acquisition Agreements.  An Exchangeable Share provides the holder with economic terms and voting rights which are, as nearly as practicable, equivalent to those of a share of OQI common stock. The Exchangeable Shares are entitled to a preference over the OQI Sask common shares in the event of a liquidation, dissolution or wind-up of OQI Sask, whether voluntary or involuntary, or any other distribution of the assets of OQI Sask among its shareholders for the purpose of winding-up its affairs.  The Exchangeable Shares are represented for voting purposes in the aggregate by one share of OQI’s Series B Preferred Stock (note 9(b)).

In connection with the closing of the Acquisition Agreements, OQI’s financial advisor was paid a success fee of $1,590,528.  In addition, OQI Sask issued 288,050 OQI Sask Exchangeable Shares with a fair value of $1,204,383 and paid $353,450 as success fees to its financial advisors.  These amounts have been included in General and Administration expense.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
((As Revised (Note 2(a)))

The Company has consolidated the operating results of OQI Sask from its commencement of operations on September 24, 2004. The total purchase price of acquiring the non-controlling interest in OQI Sask on August 14, 2006 was $223,579,501, calculated at 57,349,391 Exchangeable Shares to be issued for OQI Sask Common Shares multiplied by $3.73 per share and 2,859,514 OQI Sask Warrants at a fair value of $9,666,273. The total purchase price of $223,579,501 has been allocated as follows:

Consideration comprised of:

Fair value of Exchangeable Shares issued for OQI Sask Common Shares	$213,913,228
Fair value of OQI Sask Warrants	9,666,273
$223,579,501

Purchase price allocation:
Property	$322,271,465
Deferred income taxes	(98,691,964)
Net assets acquired	$223,579,501

This purchase price allocation was based on the fair value of the underlying assets and recognizes that all other assets and liabilities of OQI Sask were carried at fair value.

As a part of the Reorganization, OQI may issue up to an aggregate of 76,504,304 shares of OQI common stock of which 38,291,938 have been issued, 25,743,916 may be issued on the exchange of Exchangeable Shares and the balance to be issued on the exercise of OQI Sask options into Exchangeable Shares and their subsequent exchange.  Options representing 768,131 OQI Sask Exchangeable Shares expired in the year ended April 30, 2009. This reduces the number of shares that may be issued. The fair value of the outstanding OQI Sask stock options were excluded in the purchase price of the acquisition.  Any future proceeds received from the exercise of OQI Sask options or warrants will be credited to Additional Paid-in Capital (note 8).

b)	Acquisition of Stripper Energy Services Inc.

On August 15, 2006, the Company acquired all of the issued and outstanding shares of Stripper for cash consideration of $17,948,722. Stripper is a private inactive Alberta company, whose sole asset is a 2.5% GORR on certain Saskatchewan permit lands held by OQI Sask.  The total purchase price of $17,948,722 has been allocated as follows:

Consideration comprised of:

Cash Paid	$17,948,722

Purchase Price allocation
Property	$25,406,544
Deferred income taxes	(7,457,822)
Net assets acquired	$17,948,722

4.	PROPERTY AND EQUIPMENT

	April 30, 2009	April 30, 2008
Saskatchewan Oil Sands Rights
Permits	$341,921,978	$403,474,977
Licenses	1,949,903	2,306,274
Alberta Oil Sands Rights
Permits	30,044,702	35,394,800
Leases	6,622,130	2,426,940
Saskatchewan Oil Shale Rights (Permits)	9,439,575	11,101,908
Equipment	11,635,999	6,297,687

Less: Accumulated Depreciation	(2,638,819)	(1,510,015)
Net Book Value	$398,975,468	$459,492,571

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

a)	Saskatchewan Oil Sands Permits

As at April 30, 2007, the Saskatchewan permits comprised an area of approximately 846,680 acres. On July 9, 2007, in accordance with the terms of the Saskatchewan permits, the Company completed the second and final relinquishment of its Saskatchewan permit lands. Following all relinquishments the Saskatchewan permit lands comprised an area totaling 508,080 acres. The permits were granted by the Province of Saskatchewan in 2004 under The Oil Shale Regulations, 1964 as amended, revised or substituted from time to time. The permits provide for the right to explore and work the permit lands but not to remove, produce or recover, except for test purposes, oil products until a lease, pursuant to these regulations has been granted. The initial five-year term of the permits expired on May 31, 2009 and the Company applied for and received the first of three one-year extensions of the permits as allowed under the regulation to May 31, 2010.

The permits were subject to a 2.5% gross overriding royalty (the “2.5% GORR”), a $0.07 CDN per barrel royalty which may be bought at any time by paying $7,000,000 CDN and a $0.04 CDN per barrel royalty. During the year ended April 30, 2007, the Company purchased the 2.5% GORR for $25,406,544 through the acquisition of Stripper (note 3(b)). On September 21, 2007, in conjunction with the acquisition of the interests of an external joint venture partner to the Triple 7 Joint Venture (note 4(d)), the Company acquired the $0.07 per barrel royalty obligation for consideration of $99,980 ($100,000 CDN) cash plus the issuance of 500,000 shares of its common stock valued at $2,195,000 based on the September 20, 2007 closing market price of the shares.  The Saskatchewan permits are now only subject to a $0.04 per barrel royalty.

The permits, when granted, were subject to annual rental payments and certain levels of expenditures annually pursuant to the terms of the permits and government regulations. The annual rentals were payable in advance as to $0.02 ($0.02 CDN) per acre for the first year and escalating to $0.08 ($0.10 CDN) per acre in the fifth year. On May 7, 2007, the province updated the Oil Shale Regulations, 1964 requiring an increase to annual rentals of $0.08 ($0.10 CDN) per acre for the remaining term of the permits.  The required exploration expenditures to hold the permits were also increased to $0.68 ($0.81 CDN) per acre for each of the remaining years of the permits and $1.01 ($1.21 CDN) per acre for each year that the permits are extended.

b)	Saskatchewan Oil Sands Licenses

On August 13, 2007, the Company acquired five oil sands licenses totaling 109,920 acres granted under The Petroleum and Natural Gas Regulations, 1969, as amended revised or substituted from time to time, for a term of five years which expires on April 12, 2012 for an aggregate cost of $2,140,233 ($2,249,089 CDN).   The licenses provide for the exclusive right to search for oil sands on the lands granted and to win, recover, extract, carry off, dispose of and sell the oils sands products found on the license lands.  The oil sands licenses provide the opportunity to convert up to 100% of the licenses to a production lease following the completion of specified work requirements. Licenses require annual rental payments of $0.59 ($0.71 CDN) per acre.

c)	Alberta Oil Sands Permits

As at April 30, 2007, the Alberta oil sands permits comprised an area totaling 67,053 acres (“Raven Ridge Prospect”).  The permits were granted by the Province of Alberta under the terms of the Mines and Minerals Act, Alberta. The permits provide the opportunity to convert up to 100% of the permits to a production lease following the completion of specified work requirements.  Permits are granted for a five year primary term which expires on March 22, 2012 – 55,667 acres and August 10, 2011 – 11,386 acres, and require annual rental payments of $1.19 ($1.42 CDN) per acre.

On January 23, 2008, the Company acquired two oil sands permits totaling 45,546 acres (“Wallace Creek Prospect”) in a public offering of Crown Oil Sands Rights. The total consideration paid for these permits was $9,732,500 ($10,010,880 CDN). The permits were granted by the Province of Alberta under the terms of the Mines and Minerals Act, Alberta. The permits provide the opportunity to convert up to 100% of the permits to a production lease following the completion of specified work requirements.  Permits are granted for a five year primary term which expires January 24, 2013 and require annual rental payments of $1.19 ($1.42 CDN) per acre. Following the acquisition, the Alberta permit lands comprised an area totaling 112,598 acres.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

d)	Alberta Oil Sands Lease

On June 1, 2005, a subsidiary, Township Petroleum Corporation (“township”), entered into an agreement with three third parties (collectively the Triple 7 Joint Venture) to post, acquire, develop and produce oil sands deposits located in the Athabasca Region of Alberta, Canada (the “Triple 7 Joint Venture Agreement”). As a result of this agreement, Township acquired one lease consisting of approximately 22,800 acres (the “Eagles Nest Prospect”).

Township agreed to pay the Triple 7 Joint Venture partners, as ongoing fees, $125,628 ($150,000 CDN) in cash or common shares of OQI (at the discretion of the Company) on the first and second anniversary dates of the agreements. On the third anniversary date and each subsequent anniversary date of the agreement, Township agreed to pay the Triple 7 Joint Venture $376,884 ($450,000 CDN) until such time as the lease was surrendered or a commercial project was identified. Also, if Township received a feasibility study, conducted by an independent third party that indicated that a commercial project was economic and wished to construct a commercial project, Township was required to notify the Triple 7 Joint Venture. Upon commencement of construction of such a commercial project Township was to pay the Triple 7 Joint Venture the sum of $5,025,126 ($6,000,000 CDN).

In addition of such payments Township had granted each of the Triple 7 Joint Venture partners a royalty in the acquired leases of $0.03 ($0.03 CDN) on each barrel of crude bitumen produced, saved and sold or $125,628 ($150,000 CDN) per Joint Venture Partner, per year, whichever was greater. Such royalty was governed by the royalty procedure, which stipulated, among other things, that the royalty would be secured by a lien, first charge or security interest on the royalty lands, and that the royalty was assignable or transferable subject to a right of first offer to Township.

On September 21, 2007, the Company acquired rights of one of the three external joint venture partners for consideration of $49,939 ($50,000 CDN) plus the issuance of 250,000 shares of the Company’s common stock valued at $1,097,500 based on the September 20, 2007 closing market price of the shares. On June 17, 2008, the Company acquired the rights of the remaining external joint venture partners for aggregate consideration of $1,600,626 ($1,632,000 CDN) and 640,000 shares of the Company’s common stock valued at $3,718,400 based on the June 17, 2008 closing market price. The Company’s obligations under the Triple 7 Joint Venture Agreement have therefore been eliminated.

As part of the acquisition of the lease, Township granted royalties as to $0.0048 ($0.0058 CDN) (net after a buy back) on each barrel of crude bitumen produced, saved and sold from the Eagles Nest Prospect.

The annual lease rental payable to the Province of Alberta for the Eagles Nest Prospect is $27,015 ($32,256 CDN) per year.

e)	Saskatchewan Oil Shale Permits

As at April 30, 2009 and 2008, the Company held seven oil shale exploration permits near Hudson bay, Saskatchewan covering 405,961 acres granted under The Oil Shale Regulations, 1964 (Saskatchewan) as amended, revised or substituted from time to time for a term of five years which expire in September and October 2011. The Permits provide for the right to explore and work the permit lands but not to remove, produce or recover, except for test purposes, oil products until a lease, pursuant to these regulations has been granted. The term of the permits may be extended for up to three on-year extensions subject to regulatory approvals, as required.

Annual rentals are payable in advance as to $0.08 ($0.10 CDN) per acre during the term of the permit. Required exploration expenditures to hold the permits are $0.68 ($0.81 CDN) per acre for the remaining years of the permits and $1.01 ($1.21 CDN) per acre for each year that the permit is extended, as required.

As at April 30, 2009 and 2008, the Company held one oil shale exploration permit granted under The Petroleum and Natural Gas Regulations, 1969 (Saskatchewan) as amended, revised or substituted from time to time for a term of five years totaling 83,769 acres in the same area near Hudson Bay, Saskatchewan. The permit provides for the right, license, privilege and authority to explore for oil shale within the permit lands and expires on August 12, 2012.

The term of the permits may be extended for up to three one-year extensions subject to regulatory approvals, if required. This oil shale permit was acquired under a land sale work commitment bid for the first two years of the permit. The Company bid a total work commitment of $252,570 ($301,568 CDN) to be incurred during the first two years of the permit and the permit requires a further work commitment of $0.68 ($0.81 CDN) per acre for the last three years and $1.01 ($1.21 CDN) for each extension year plus annual rental payments of $0.08 ($0.10 CDN) per acre. Through the exploration program conducted during the year ended April 30, 2009, the Company has fulfilled its work commitment for the term of the permit.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

5.	ASSET RETIREMENT OBLIGATION

The Company’s obligations with respect to asset retirement relate to reclamation of an airstrip, camp site, access roads and reservoir test holes. The obligation is recognized when incurred at the present value of the estimated future reclamation cost using a credit-adjusted risk-free rate of 7 percent and an inflation rate of 2.5 percent. At April 30, 2009, the total undiscounted inflation-adjusted future obligation was approximately $8.2 million.

Obligation at April 30, 2008	$-
Liabilities incurred	3,873,055
Liabilities settled	-
Accretion expense	150,257
Revision	(998,398)
Foreign currency translation adjustment	(403,475)
Obligation at April 30, 2009	$2,621,439

Obligations related to property and equipment in the amount of $1,367,965 have been capitalized and obligations related to exploration expense in the amount of $1,067,715 have been expensed.

6.	DEFERRED INCOME TAX

a)	Deferred tax liability

The following summarizes the temporary differences that give rise to the deferred income tax liability at April 30, 2009 and 2008:

	April 30, 2009	April 30, 2008

Book value of property and equipment in excess of tax values	$(65,651,035)	$(93,952,338)
Non-capital loss carry-forward benefit (1)	11,289,548	8,534,934
Valuation allowance (1)	(11,289,548)	(8,534,934)
	$(65,651,035)	$(93,952,338)

(1) Non-capital loss carry-forward benefit and Valuation allowance for the year ended April 30, 2009 were corrected to reflect an overstated accrual of discretionary bonus plan for employees. See note 2(b), Immaterial Correction, to our Consolidated Financial Statements in this Form 8-K for additional information.

b)
Deferred income tax recovery differs from that which would be expected from applying the combined effective Canadian federal and provincial income tax rates of 27% (2008 - 27%, 2007 - 31%) to loss before income taxes.  The difference results from the following:

	April 30, 2009	April 30, 2008	April 30, 2007

Expected current income tax benefit (1)	$(28,922,648)	$(33,777,036)	$(28,171,876)
Stock-based compensation	4,674,211	5,196,780	16,853,215
Tax impact of flow-through expenditures	4,742,834	6,189,768	8,087,292
Valuation allowance (1)	2,754,614	621,513	2,415,013
Impact of change in Canadian tax rate	-	(12,880,669)	-
Other	(1,514,817)	382,004	923,936
	$(18,265,806)	$(34,267,640)	$107,580

(1) Expected current income tax benefit and Valuation allowance for the year ended April 30, 2009 were corrected to reflect an overstated accrual of discretionary bonus plan for employees. See note 2(b), Immaterial Correction, to our Consolidated Financial Statements in this Form 8-K for additional information.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

7.	NONCONTROLLING INTEREST IN OQI SASK

The noncontrolling interest (representing 35.92% of total OQI Sask common shares outstanding) related to OQI Sask, as calculated to the date of acquisition by OQI.

	Common Shares	Amount
Balance, April 30, 2006	6,962,459	4,735,601
Shares issued to noncontrolling interests	5,875	10,518
Shares of net loss of OQI Sask to date of acquisition	-	(4,722,083)
Noncontrolling interest in shares issued to OQI	-	16,727,974
Share of net loss of OQI Sask to date of acquisition	6,968,334	16,752,010

Transferred to the OQI Sask property account on acquisition of the noncontrolling interest (see note 3(a) and 4)	(6,968,334)	(16,752,010)
Balance, April 30, 2007	-	$-

8.	OQI SASK OPTIONS AND WARRANTS

OQI acquired the noncontrolling interest in OQI Sask on August 14, 2006.  Certain options and warrants issued by OQI Sask remained outstanding after the Reorganization.  On exercise, each OQI Sask option and warrant is exchanged into 8.23 OQI Sask Exchangeable Shares which are exchangeable into OQI shares of common stock.

The following tables summarize information about OQI Sask warrants outstanding for each of the three years ended at April 30, 2009:

	Number	Weighted Average Exercise Price (CDN)
Outstanding, April 30, 2006	2,216,013	$6.48
Issued	-
Exercised	(2,200,013)	$6.52
Outstanding, April 30, 2007	16,000	$2.00
Exercised	(16,000)	$2.00
Outstanding, April 30, 2008 and April 30, 2009	-

The following tables summarize information about OQI Sask stock options outstanding for each of the three years ended April 30, 2009:

	Number	Weighted Average Exercise Price (CDN)
Outstanding, April 30, 2006	700,000	$4.00
Granted	1,280,000	$21.40
Exercised and exchanged into shares of OQI common stock (note 10)	(205,000)	$3.32
Outstanding, April 30, 2007	1,775,000	$16.55
Exercised and exchanged into shares of OQI common stock (note 10)	(135,000)	$11.63
Outstanding, April 30, 2008	1,640,000	$16.96
Exercised and exchanged into shares of OQI common stock (note 10)	(125,000)	$12.50
Expired	(93,333)	$25.00
Outstanding, April 30, 2009	1,421,667	$16.82

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

Exercise Price (CDN)	Number Outstanding at April 30, 2009	Number Vested at April 30, 2009	Weighted Average Remaining Contractual Life
$0.50	75,000	75,000	0.54 years
$3.00	100,000	100,000	1.25 years
$6.00	465,000	465,000	1.76 years
$25.00	731,667	665,000	2.00 years
$50.00	50,000	37,500	2.25 years
	1,421,667	1,342,500	1.80 years

The 1,421,667 OQI Sask options outstanding at April 30, 2009 represent 11,700,319 OQI Sask Exchangeable Shares that would be issued on exercise of the OQI Sask options as a result of the completion of the acquisition of the noncontrolling interest in OQI Sask.

9.	PREFERRED SHARES

a)	Series A Preferred Shares

As at March 9, 2006, OQI adopted a shareholders right plan and reserved 250,000 of its preferred shares for issuance pursuant to the exercise of the rights.  The rights are designed to have certain anti-takeover effects and as such they will cause substantial dilution to a person or group that attempts to acquire OQI in a manner or on terms not approved by the Board of Directors of OQI.  The rights, however, should not deter any prospective offer or willingness to negotiate in good faith with the Board of Directors, nor should the rights interfere with any merger or other business combination approved by the Board of Directors.  To effect the shareholders rights plan OQI declared a distribution of one right to each outstanding share of common stock, payable to shareholders of record on March 23, 2006.  After the record date, one right is issued with each share of common stock issued until the earlier of the distribution date (as defined in the plan), the redemption of the right by the Company or termination of the right.  This right will be attached to the underlying common share and remain with the common share should the common share be sold or transferred.

b)	Series B Preferred Stock

As noted in note 3(a) in connection with the Reorganization, OQI also entered into a Voting and Exchange Trust Agreement with OQI Sask and Computershare Trust Company of Canada (“CTC”) and a Support Agreement with OQI Sask. Collectively, these agreements are referred to as the “Acquisition Agreements.”

According to the Acquisition Agreements, OQI Sask common shares not held by OQI were exchanged for a new class of OQI Sask shares called Exchangeable Shares on the basis of 8.23 Exchangeable Shares for each OQI Sask common share. The Exchangeable Shares are exchangeable at any time on a one-for-one basis, at the option of the holder, for shares of OQI common stock.  An Exchangeable Share provides the holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of OQI common stock.  Holders of Exchangeable Shares have registration rights with respect to the resale of OQI common stock to be received upon exchanging the Exchangeable Shares into OQI shares. The holders of the Exchangeable Shares may receive up to an aggregate of 76,504,304 shares of OQI common stock (on a fully diluted basis) at each holder’s election. The Exchangeable Shares are represented for voting purposes in the aggregate by one share of OQI Series B Preferred Stock (the “Preferred Share”), which Preferred Share is held by CTC. In turn, CTC will vote the one Series B Preferred Share as indicated by the individual holders of Exchangeable Shares. The one Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to OQI shareholders.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

Exchangeable shares issuable as a result of the Acquisition Agreements (note 3(a)):

	OQI Sask Exchangeable Shares	OQI Sask Exchangeable Shares issuable on exercise of OQI Sask options and warrants	Total Exchangeable Shares

Acquisition date, August 14, 2006	57,349,388	19,154,916	76,504,304
OQI Sask options and warrants exercised	4,414,986	(4,414,986)	-
Exchangeable Shares exchanged into OQI common shares	(28,237,015)	-	(28,237,015)
Balance, April 30, 2007	33,527,359	14,739,930	48,267,289
OQI Sask options and warrants exercised	1,242,730	(1,242,730)	-
Exchangeable shares exchanged into OQI common shares	(6,817,249)	-	(6,817,249)
Balance, April 30, 2008	27,952,840	13,497,200	41,450,040
OQI Sask options exercised	1,028,750	(1,028,750)	-
OQI Sask options expired	-	(768,131)	(768,131)
Exchangeable shares exchanged into OQI common shares	(3,237,674)	-	(3,237,674)
Balance, April 30, 2009	25,743,916	11,700,319	37,444,235

10.	COMMON STOCK

a)	Authorized shares of common stock

The Company’s Articles of Incorporation, as amended, authorize the issuance of up to 750,000,000 shares of common stock.

b)	Share-based compensation

On July 3, 2007 the Board of Directors granted 44,000 bonus shares of common stock to employees under the Company’s 2006 Stock Option Plan (SOP 2006).  These bonus shares were valued at the closing share price on the date of grant.

c)	Settlement with Subsidiary Creditors

During the year ended April 30, 2004, in an attempt to settle outstanding liabilities of a subsidiary, OQI made an offer to creditors to settle outstanding debts for shares of OQI common stock with a fair value of $0.10 per share for every $0.15 CDN of debt held.  The offer was based on the market trading price for the Company’s shares of common stock at the time of the original proposal to creditors.  In May 2003 when the proposal was made the price fluctuated in the range of $0.09 to $0.12 per share.  OQI received acceptances from creditors that represented 2,203,227 OQI common shares.  OQI has issued 814,660 shares of common stock pursuant to these agreements since May 2003 and has reserved 1,388,567 shares of common stock for further issuances.  No shares of common stock were issued during year ended April 30, 2009 and 2008 pursuant to these agreements.  The subsidiary was sold to a third party on October 31, 2005.

d)	Private Placements and Public Offerings of Shares of Common Stock

On July 6, 2006, OQI completed a private placement of 5,668,100 shares of common stock issued on a flow-through basis for gross proceeds of $33,684,009 ($37,409,460 CDN).  Because these shares were issued on a flow-through basis, the proceeds must be used for exploration in Canada and the tax benefits from that exploration will flow through to the subscribers. In conjunction with this financing OQI paid investment banking fees of $1,852,659 and entered into a subscription agreement with OQI Sask whereby it purchased 703,054 OQI Sask flow-through shares of common stock for $33,684,048.  Under the terms of the flow-through shares, the Company renounced the tax benefits of the related expenditures to the subscribers effective December 31, 2006.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

In August 2006 OQI completed a private placement of 4,150,000 shares of common stock for gross proceeds of $15,770,000.  No commissions were paid in connection with the Offering.  According to the terms of the private placement, the gross proceeds were used for the purchase of the shares of Stripper (see Notes 3(b) and 4(a)).

On March 6, 2007, the Company entered into an underwriting agreement for a private placement with a syndicate of underwriters to issue up to 5,320,000 shares of the Company’s common stock issued on a flow-through basis at a price of $4.82 ($5.64 CDN) per share for aggregate gross proceeds of $25,642,400 ($30,004,800 CDN). In consideration for the services of the underwriters, the Company agreed to pay a fee equal to $0.241($0.282 CDN) (or 5%) for each flow-through share issued by the Company.

On March 6, 2007 and March 9, 2007, under the terms and conditions of an underwriting agreement, the Company issued 3,155,834 shares of common stock on a flow-through basis for gross proceeds of $15,211,120 ($17,798,904 CDN). These shares of common stock were issued on a flow-through basis whereby the proceeds must be used for exploration in Canada and the tax benefits from that exploration will flow through to the subscribers. The Company fulfilled its obligation to file a resale registration statement under the terms of the private placement on May 4, 2007 and as such no reduction in price was required.

On May 3, 2007, the Company issued 13,900,000 shares of common stock at a price of $2.75 per share for gross proceeds of $38,225,000 pursuant to a private placement.  In connection with the private placement, the Company paid an aggregate of $2,197,938 in fees to the agents pursuant to an agency agreement.

On May 3, 2007, the Company issued 2,164,166 shares of common stock on a flow-through basis at a price of $3.44 ($3.85 CDN) per share for gross proceeds of $7,444,731 ($8,332,039 CDN) in a private placement pursuant to an amended underwriting agreement originally entered into on March 6, 2007.  These shares have been issued on a flow-through basis whereby the proceeds must be used for exploration in Canada and the tax benefits from that exploration will flow through to the subscribers. In connection with this private placement, the Company received an additional payment of $3,499,419 ($3,873,857 CDN) from the underwriters pursuant to their obligations under the underwriting agreement, as amended.  The Company paid an aggregate of $551,305 ($610,295 CDN) in fees to the underwriters.

On September 21, 2007, the Company issued 750,000 shares of common stock as part of the consideration provided for the purchase of a royalty which encumbered the Saskatchewan permit lands and the interests of one of the joint venture partners to the Triple 7 Joint Venture Agreement in the Eagles Nest Prospect (Notes 4 a) and d)).

On December 5, 2007, the Company issued 11,000,000 units at a price of $5.00 per unit for gross proceeds of $55,000,000 pursuant to a marketed public offering. Each unit was comprised of one share of common stock and one-half of a share of common stock purchase warrant with each whole warrant entitling the holder to purchase one share of common stock of the Company for $6.75 per share until December 5, 2009.

On December 5, 2007, as part of the marketed public offering, the Company issued 2,600,000 shares of common stock of a flow-through basis at a price of $6.11 ($6.17 CDN) per share for gross proceeds of $15,886,000 ($16,042,000 CDN).

On December 20, 2007, an over-allotment option granted to the underwriters as part of the agreement under the marketed public offering was exercised. As a result the Company issued an additional 1,650,000 units at a price of $5.00 per unit for gross proceeds of $8,250,000. Each unit is comprised of one share of common stock and one-half of a share of common stock purchase warrant with each whole warrant entitling the holder to purchase one share of common stock of the Company for $6.75 per share until December 5, 2009.

Under the terms of the flow-through shares issued on March 6, 2007, March 9, 2007, May 3, 2007 and December 5, 2007, the Company renounced the tax benefits of the related expenditures to the subscribers effective December 31, 2007. As at April 30, 2008 all amounts have been expended on exploration in Canada. The flow-through shares were issued at a premium to the then market price in recognition of the tax benefits accruing to subscribers. The premium was originally recorded as a current liability and then it was drawn down as a reduction of deferred tax expense as the exploration expenditures were incurred.

On May 23, 2008, the Company issued 12,976,761 shares of common stock at a price of $4.20 per share for gross proceeds of $54,502,397 pursuant to a private placement.  The Company paid an aggregate of $1,225,120 in fees to a syndicate of agents under the terms of an agency agreement.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

On June 17, 2008, the Company issued 640,000 shares of the Company’s common stock as part of the consideration provided for the purchase of the rights of the remaining external partners under the Triple 7 Joint Venture Agreement in the Eagles Nest Prospect (Note 4 d)).

On October 3, 2008, the Company issued 6,008,156 shares of common stock on a flow-through basis at a price of $3.675 CDN ($3.40 US) per share for gross proceeds of $22,079,973 CDN ($20,421,727 US) pursuant to a non-brokered private placement. These proceeds must be used for exploration in Canada and the tax benefits from that exploration will flow through to the subscribers.

On October 3, 2008, the Company issued a further 4,800,000 shares of common stock on a flow-through basis at a price of $3.675 CDN ($3.40 US) per share for gross proceeds of $17,640,000 CDN ($16,315,204 US) pursuant to a private placement. The Company paid an aggregate of $970,200 CDN ($898,369 US) in fees to the agents pursuant to an agency agreement.  These proceeds must be used for exploration in Canada and the tax benefits from that exploration will flow through to the subscribers.

Under the terms of the flow-through shares issued on October 3, 2008, the Company renounced the tax benefits of the related expenditures to the subscribers effective December 31, 2008. As at April 30, 2009, approximately CDN $26.3 million ($21.5 million US) has been expended on exploration in Canada leaving approximately CDN $13.4 million ($11.2 million US) to be incurred.

The October 3, 2008 flow-through shares were issued at a premium to the then market price in recognition of the tax benefits accruing to subscribers.  The premium was recorded as a current liability which is drawn down as a reduction of deferred tax expense as the exploration expenditures are incurred.

11.	STOCK OPTIONS

Share based payments generally take the form of stock options granted to employees all of which are equity classified. Options are granted under the Company’s 2006 Stock Option Plan and vest over various terms – generally 18 months to three years. One grant of options included a performance condition based on achieving a defined bitumen in place barrel count. The fair value of the options containing the performance condition was estimated at the date of grant and amortization of this amount commenced when satisfaction of the performance condition was reasonably assured.

The following summarizes our stock option activity under the Company’s 2006 Stock Plan (SOP 2006) for the three years ended April 30, 2009:

	Options	Weighted- Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value

Outstanding at April 30, 2006	2,450,000	$2.82	$-	$-
Granted	8,540,344	5.83	4.94
Exercised	(705,344)	2.65		$1,696,000
Forfeited or expired	(160,000)	5.05	3.87
Outstanding at April 30, 2007	10,125,000	5.33
Granted	5,077,000	4.19	3.69
Exercised	(1,456,250)	2.62		$3,027,625
Forfeited or expired	(718,750)	4.84	3.72
Outstanding at April 30, 2008	13,027,000	5.22
Granted	13,631,000	2.99	1.93
Exercised	(35,000)	4.72		$53,100
Forfeited or expired	(2,043,856)	4.67	3.36
Outstanding at April 30, 2009	24,579,144	$4.14	$3.13
Exercisable at April 30, 2009	10,783,644	$4.84	$4.00	$5,000

The weighted-average remaining contractual term of vested and exercisable options at April 30, 2009, was 4.61 years.

In addition to the above, OQI Sask has 1,421,667 outstanding options which may be exercised and exchanged into OQI Sask Exchangeable Shares whereby up to an additional 11,700,319 OQI common shares may be issued (note 10).

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

During the year ended April 30, 2009, 13,631,000 options were granted and were accounted for using the Black-Scholes option-pricing model. The following weighted average assumptions were used for the previous three years:

	Years Ended April 30,
	2009	2008	2007

Expected life (years)	7.2	5	2
Risk free interest rate	3.40%	4.41%	4.28%
Expected volatility	84%	124%	118%
Dividend yield	0%	0%	0%
Grant date fair value	$1.93	$3.69	$4.94

As at April 30, 2009, the Company had unamortized stock-based compensation costs of $11,433,179 which will be recorded in future periods as options vest. The cost is expected to be recognized over a weighted-average period of 10 months. The intrinsic value of options exercised during the years ended April 30, 2009, 2008 and 2007 was $53,100, $3,027,625 and $1,696,000 respectively. As at April 30, 2009, there were 13,795,500 unvested options with a weighted average grant date fair value of $2.46 (2008 – 7,271,500 and $4.09). The weighted average grant date fair value of options that vested and expired during the year was $3.12 and $3.36 respectively.

12.	WARRANTS

At April 30, 2009 and 2008, 6,325,000 warrants to purchase that same number of shares of common stock at $6.75 are outstanding.

A summary of OQI’s share purchase warrant activity for the three years ended April 30, 2009:

	Number of warrants	Weighted Average Exercise Price
Balance, April 30, 2006	13,565,321	$1.63
Exercised – cash	(2,129,241)	$1.34
Exercised – cashless	(2,380,000)	$0.34
Expired/Cancelled	(200,013)	$4.50

Balance, April 30, 2007	8,856,067	$1.98
Issued during year	6,325,000	$6.75
Exercised	(8,856,067)	$1.98
Balance, April 30, 2008 and 2009	6,325,000	$6.75

13.	FAIR VALUE MEASUREMENTS

Certain of the Company’s assets are reported at fair value in the accompanying balance sheet. The following tables provide fair value measurement information for such assets as of April 30, 2009 and 2008.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

As of April 30, 2009
			Fair Value Measures Using:
	Carrying Amount	Total Fair Value	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial Assets
Securities Held for Sale	60,307	60,307	60,307	-	-
Short-term investment	25,208,748	25,208,748	25,208,748	-	-

As of April 30, 2008
			Fair Value Measures Using:
	Carrying Amount	Total Fair Value	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial Assets
Securities Held for Sale	390,733	390,733	390,733	-	-
Short-term investment	19,811,788	19,811,788	19,811,788	-	-

14.	RELATED PARTY TRANSACTIONS

The step-mother of a former executive (resigned December 2008) of the Company is the sole shareholder of a company that facilitates local on-site labour and equipment rentals to the Company for field operations.  For the year ended April 30, 2009, $2,247,385 (2008 - $6,118,444) has been included in Exploration expense. These transactions are in the normal course of operations. As at April 30, 2009, $220,273 (April 30, 2008 – $160,295) was payable to the above mentioned company.

The son of an executive of the Company is a 50% shareholder of a company that facilitates local on-site kitchen labour and catering functions to the Company for field operations.  For the year ended April 30, 2009, $1,638,305 (2008 – $1,559,060) has been included in Exploration expense. These transactions are in the normal course of operations. As at April 30, 2009, $52,010 (April 30, 2008 - nil) was payable to the above mentioned company.

The brother of an executive of the Company is a 50% shareholder of a company that provides geophysical and geological analysis to the Company. For the year ended April 30, 2009, $161,361 (2008 - $5,868) has been included in Exploration expense. These transactions are in the normal course of operations. As at April 30, 2009 and 2008 no amounts were payable to the above mentioned company.

15.	COMMITMENTS AND CONTINGENCIES

The following table sets out OQI’s expected future payment commitments as at April 30, 2009 and the estimated timing of such payments relating to corporate office and operations facility leases:

As at April 30, 2009
Year 1	$1,083,272
Year 2	795,117
Year 3	736,342
Year 4	689,461
Year 5	688,141
>5 years	1,389,264
$5,381,597

The Company is subject to annual lease rentals, minimum exploration expenditures and work commitments related to its exploration permits, licenses and lease assets. These required expenditures have not been included in the above schedule. For details of these required expenditures refer to note 4.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

16.	SUBSEQUENT EVENTS

a)
On May 12, 2009, the Company issued 35,075,000 units at a price of $0.85 per unit for gross proceeds of $29,813,750 pursuant to a marketed public offering. Each unit was comprised of one share of common stock and one-half of a share of common stock purchase warrant with each whole warrant entitling the holder to purchase one share of common stock of the Company for $1.10 per share until May 12, 2011.

b)
On May 21, 2009, the Province of Saskatchewan approved the first of three one year extensions on the Saskatchewan oil sands permits to May 31, 2010 (see note 4(a)). The extension was granted under The Oil Shale Regulations, 1964. Under the terms of the extension, the Company is required to incur exploration expenditures of $1.01 ($1.21 CDN) per acre.

c)
Subsequent to April 30, 2009, the Board approved the granting of 3,985,000 stock options to directors, officers, and employees. The exercise price of the options granted was based on the closing price of the Company’s stock on the day of the grant.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

SUPPLEMENTARY QUARTERLY INFORMATION (UNAUDITED)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2009
Net loss attributable to common stockholders from continuing operations (1) (2)	$14,123,683	$44,173,230	$18,896,367	$11,771,900	$88,965,180

Net loss attributable to common stockholders per share - Basic and Diluted (1)	$0.06	$0.17	$0.07	$0.04	$0.34

2008

Net loss attributable to common stockholders from continuing operations	$5,310,907	$21,266,797	$27,193,631	$37,259,981	$91,031,316

Net loss attributable to common stockholders per share - Basic and Diluted	$0.03	$0.10	$0.12	$0.15	$0.40

(1) Net loss attributable to common stockholders from continuing operations and Net loss attributable to common stockholders per share – Basic and Diluted for the fourth quarter ended April 30, 2009 were corrected to reflect an overstated accrual of discretionary bonus plan for employees. See note 2(b), Immaterial Correction, to our Consolidated Financial Statements in this Form 8-K for additional information.

(2) Subsequent to the issuance of the consolidated financial statements for the year ended April 30, 2008, the Company determined that an immaterial error occurred in its previously issued financial statements for the year ended April 30, 2008. The error related to an understatement of an asset retirement obligation and the related asset retirement costs which should have been expensed as it arose from expenditures which are also expensed under the successful efforts method of accounting. In the first quarter end July 31, 2008, the Company recognized the asset retirement obligation of $794,000 and incorrectly capitalized the related asset retirement costs associated with the expensed expenditures. In the fourth quarter ended April 30, 2009, the Company decreased property and equipment to expense the asset retirement costs. The Company determined that the error was immaterial to the year ended April 30, 2008 in which the error originated and to the first and fourth quarters of fiscal 2009 and the year ended April 30, 2009 in which the error was corrected. The impact of the out-of-period adjustment decreased basic and diluted net loss per share for the fourth quarter ended April 30, 2009 by $0.01 per share.

OILSANDS QUEST INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(As Revised (Note 2(a)))

SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION AND PRODUCING ACTIVITIES (UNAUDITED)

The following supplemental unaudited information regarding the Company’s oil and gas activities is presented in accordance with SFAS No. 69, “Disclosures about Oil and Gas Producing Activities” .  The Company currently has no proved reserves.  All of the Company’s exploration and producing activities are carried out in Canada.

Capitalized Costs Related to Oil and Gas Activities

	Total At April 30,
	2009	2008

Unproved oil and gas properties	$389,978,288	$454,704,899
Proved oil and gas	-	-
	389,978,288	454,704,899
Accumulated depreciation, depletion, and amortization and valuation allowances	-	-
Net capitalized costs	$389,978,288	$454,704,899

Costs Incurred in Oil and Gas Activities
	Total Year Ended April 30,
	2009	2008	2007
Property acquisition costs
Proved Properties	$-	$-	$-
Unproved properties	5,866,533	15,999,517	40,335,164
Exploration costs	71,987,066	96,419,694	26,877,906
Development costs	-	-	-
Costs incurred	$77,853,599	$112,419,211	$67,213,070